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                AGREEMENT TO TERMINATE AND RELEASE OF COLLATERAL

         This Agreement to Terminate and Release of Collateral ("Release") dated this 30th day of September, 1999 is made by and between SuperGen, Inc., a Delaware corporation ("SuperGen") and TAKO Ventures, LLC, a California limited liability company ("TAKO") concerning a Secured Promissory Note dated March 25, 1999 ("Note"), pursuant to which TAKO agreed to make available a loan facility to SuperGen subject to the terms and conditions contained therein. To secure the obligations of SuperGen under the Note, SuperGen granted to TAKO a security interest in the Collateral. (Capitalized terms which are not defined herein shall have the meanings ascribed thereto in the Note.)

         WHEREAS, SuperGen has not borrowed under the facility and there is no loan outstanding between the parties, and the parties have agreed to terminate the Note as of the date of this Release.

         NOW THIS RELEASE WITNESSETH that:

         1.    The Note shall be terminated as of the date of this Release.

         2. As of the date of this Release, TAKO hereby unconditionally and irrevocably RELEASES the security interest in the Collateral, including any Intellectual Property Collateral, and DISCHARGES SuperGen from all its past, present and future (actual or contingent) liabilities to TAKO under the Note, including any liability with respect to the Collateral. Upon the execution of this Release, the Collateral shall be absolutely freed and discharged of and from TAKO's security interest as provided in the Note.

         3. Nothing in this Release shall adversely effect, in any manner whatsoever, the warrants to purchase 500,000 shares of common stock of SuperGen (including without limitation the existence, availability or exercisability thereof) issued to TAKO in connection with the original issuance of the Note, which warrants shall remain in full force and effect.

         4. TAKO further undertakes and agrees to do all acts and things and/or execute any further documents as SuperGen may reasonably request to carry into effect or to give legal effect to the provisions of this Release.

         5. This Release may not be changed except in a writing signed by the party against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of California without regard to principles of conflicts of law.

IN WITNESS WHEREOF, this Release had been duly executed as of the day and year first above written.

SUPERGEN, INC.                             TAKO VENTURES, LLC.

By:  /s/ Joseph Rubinfeld                  By:  Cephalopod Corporation, Member
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Title:   President/CEO                     By:  /s/ Philip B. Simon
                                                -----------------------
                                           Title:  President,
                                                   Cephalopod Corporation